Exhibit 99.1

Fate Therapeutics Announces the Appointment of Dr. Shefali Agarwal to its Board of Directors

San Diego, CA – July 17, 2019 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, today announced that Dr. Shefali Agarwal has been appointed to the Company’s Board of Directors. Dr. Agarwal is currently the Chief Medical Officer of Epizyme, Inc., a clinical-stage company developing novel epigenetic therapies for cancer and other serious diseases, where she leads the global clinical development and regulatory strategy for tazemetostat for the treatment of cancer. She brings to the Company nearly two decades of clinical development and regulatory experience in oncology.

“Shefali is an accomplished leader with proven expertise in the late-stage development of innovative cancer therapies for the treatment of hematologic malignancies and solid tumors, and we are pleased to welcome her to our Board,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “We look forward to benefiting from Shefali’s breadth of clinical and regulatory experience at this exciting time for the Company as we advance our deep pipeline of iPSC-derived NK cell and T-cell product candidates for the treatment of cancer.”

“I have watched with excitement as Fate Therapeutics successfully translated its unrivaled expertise in iPSC technology and became the first company to clinically make and use clonal master iPSC lines for the mass production of off-the-shelf cell products,” said Dr. Agarwal. “I look forward to working closely with the Board and executive management team as the Company continues to lead in bringing cell-based cancer immunotherapies that can be delivered “on demand” and administered in multiple doses to cancer patients as a means of driving deep durable responses.”

Over the span of her career as a trained physician with expertise in medical oncology, Dr. Agarwal has held leadership positions across clinical development, medical research, clinical operations, regulatory, and medical affairs. Prior to joining Epizyme as Chief Medical Officer in July 2018, Dr. Agarwal served as Chief Medical Officer at SQZ Biotech, where she built and led the clinical development organization, which included clinical research operations and regulatory functions. Dr. Agarwal has also held senior leadership positions at Curis, Inc., where she oversaw the Phase 2 study of its dual HDAC/PI3K inhibitor in diffuse large B-cell lymphoma, and at Tesaro, Inc., where she served as the clinical lead for the New Drug Application and the European Medicines Agency regulatory submissions and supported the commercial launch of ZEJULA® (niraparib) in ovarian cancer. She has also held positions of increasing responsibility at Covidien, AVEO Oncology and Pfizer, and led clinical research in the Department of Anesthesiology and Critical Care Medicine at Johns Hopkins University.

Dr. Agarwal received her medical degree from Karnataka University’s Mahadevappa Rampure Medical School in India. Additionally, Dr. Agarwal earned a master’s of public health from Johns Hopkins University and a master’s of science in business from the University of Baltimore’s Merrick School of Business.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered in repeat doses to mediate more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf to treat many patients. As a result, the Company’s platform is uniquely capable of overcoming numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is fraught with batch-to-batch and cell-to-cell variability that can affect safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 100 issued patents and 100 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company is pioneering the development of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology pipeline is comprised of NK cell and T-cell cancer immunotherapies, with a focus on developing universal, off-the-shelf cell products intended to synergize with checkpoint inhibitor and monoclonal antibody therapies and to target tumor-associated antigens. The Company’s first iPSC-derived NK cell product candidates include FT500, which is currently being clinically investigated for the treatment of advanced solid tumors, and FT516, for which the Company is preparing to initiate clinical investigation for the treatment of certain hematologic malignancies. The Company’s immuno-regulatory pipeline includes ProTmune™, a pharmacologically modulated donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s advancement of and plans related to its product candidates, and the therapeutic and market potential of the Company’s product candidates. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials or to support regulatory approval, difficulties or delays in subject enrollment in current and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, and any adverse events or other negative results that may be observed during preclinical or clinical development). For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:
Christina Tartaglia
Stern Investor Relations, Inc.
212.362.1200
christina@sternir.com